Exhibit 10.12

AGREEMENT TO TERMINATE TIME-SHARING AGREEMENT

This Agreement to Terminate Time-Sharing Agreement is made and entered into effective as of June 30, 2003 (the “Termination Date”), by and between DList, LLC, a Delaware limited liability company (“Sublessor”) and Openwave Systems Inc., a Delaware corporation (“Sublessee”).

A.         WHEREAS, Sublessor and Sublessee are parties to that certain Time-Sharing Agreement (as amended to date, the “Time-Sharing Agreement”), relating to the sublease of certain aircraft identified as a 2001 Challenger 604, Serial Number         , U.S. Registration Number              with its GE CF34-3B engines (serial numbers              and             ) and related equipment, components, accessories, and instruments (collectively, the “Aircraft”) from Sublessor to Sublessee; and

B.         WHEREAS, Sublessor sold the Aircraft on the Termination Date, and the parties wish to terminate the Time-Share Agreement effective as of the Termination Date.

NOW, THEREFORE, based upon the foregoing factual recitals, Sublessor and Sublessee, agree as follows:

1.         The Time-Sharing Agreement is hereby terminated effective as of June 30, 2003.

2.         The terms of the Time-Sharing Agreement shall continue to apply, in full force and effect, to any use of the Aircraft that occurred prior to the Termination Date.

IN WITNESS WHEREOF, the parties have executed this Agreement to Terminate Time-Sharing Agreement.

OPENWAVE SYSTEMS INC.,

a Delaware corporation,

By:
	Steve Peters Chief Administrative and Legal Officer Senior Vice President	Date and Time of Execution
DList, LLC, a Delaware limited liability company,

By:
	Mary Murillo Manager	Date and Time of Execution